Exhibit 10.3

AMENDMENT NO. 3 TO LICENSE AND SERVICES AGREEMENT

This AMENDMENT NO. 3 TO LICENSE AND SERVICES AGREEMENT (herein referred to as “Amendment No. 3”) is made effective September 21, 2015 (the “Amendment No. 3 Effective Date”), by and between Ultragenyx Pharmaceutical Inc. (“Ultragenyx”), a Delaware corporation, and The Buck Institute for Research on Aging (“Buck Institute”), each herein referred to as “Party” and collectively as “Parties.”

RECITALS

WHEREAS, the above named parties desire to amend the Agreement (as defined below) as set forth below;

WHEREAS, the Parties now desire to amend the Agreement to provide for Ultragenyx’s use of an expanded laboratory and office space and for the exercise of Ultragenyx’s right of first refusal to certain office space;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment No. 3, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

This Amendment No. 3 shall serve as an amendment to that certain License and Services Agreement, dated September 24, 2010, by and between Ultragenyx and Buck Institute, as amended by Amendment No. 1 to License and Services Agreement, dated as of September 4, 2012 and by Amendment No. 2 to License and Services Agreement (“Amendment No. 2”), effective as of September 15, 2014 (as so amended, the “Agreement”). Except as expressly modified hereby, the Agreement shall continue in full force according to its terms. Capitalized terms not otherwise defined in this Amendment No. 3 shall have the meanings ascribed to them in the Agreement.

2.	Section 2 of Amendment No. 2 shall be deleted in its entirety and replaced with the following:

C. Ultragenyx wishes to procure access at the Facility to certain laboratory space in Building G of the Facility, Fourth Floor, as shown on the attached Exhibit “A” as “Licensed Lab Space” in order to conduct research and facilitate its therapeutic development programs;

3.	In Section 8 of Amendment No. 2, $305,000.00 and $25,416.67 will be replaced by $378,872.00 and $31,573.00, respectively.
4.	Attachment No. 1 of Amendment No. 2 is hereby deleted and replaced in its entirety with Attachment No. 1 hereto.

5.

In addition to the laboratory and office space mentioned in this Amendment No. 3 and shown in Attachment No. 1 hereto, Ultragenyx also wishes to procure certain laboratory space inside the Mass Spectrometry Core (“Core”) at the Facility. Said space (the “MS Space”) will include 80sf of exclusive space for the placement of a Mass Spectrometry machine (“MS”), the location of which initial space shall be as designated in Attachment No. 2 and may be changed as necessary by mutual agreement between Ultragenyx and the director of the Core. Buck shall provide a constant and reliable supply of high purity, high pressure N2 gas suitable for use in operation of MS instrumentation. Room temperature, humidity and exhaust services will be controlled to a range meeting specifications for MS instrument operation, which specifications will be the same as for all Buck owned instruments. Ultragenyx will also be able to coordinate with the Core director for the use of the two chemical fume hoods, the clean room with laminar flow, tissue culture hood for sample preparation and of the appropriate solvent cabinets for disposal and storage of HPLC solvents. It will be possible to interact with lab members of both the Gibson and Ramanathan groups and principal investigators for discussion of new protocols and data analysis.   If necessary, the sporadic use of other MS instruments in the Core can be made available at a 15% discounted fee-for service basis.

6.

For the use of the MS Space, Ultragenyx will pay an annual fee of $55,000, payable in equal monthly installments of $6,600 on the first day of each month during the Term. This sum shall be prorated for any partial months of the Term or until the MS is removed from the Core, whichever is later.

7.	This Amendment No. 3 shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, trustees, transferees and assigns.
8.	In the event of a conflict between the provisions of this Amendment No. 3 and the provisions of the Agreement, the provisions of this Amendment No. 3 shall control.
9.	This Amendment No. 3 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Amendment No. 3 to be executed and delivered by their proper and duly authorized officers effective as of the Amendment No. 3 Effective Date.

The Buck Institute for Research on AgingUltragenyx Pharmaceutical Inc.

__/s/ Remy Gross III_____________/s/ Emil Kakkis_____________

By:   Remy Gross III                   By: Emil Kakkis

Title: VP Business DevelopmentTitle: CEO

Date: 21 September 2015Date: 29 September 2015

Attachment No. 1

Buck Institute for Age Research
Building A, Fourth Floor

Brune-
Harris
Conference
Room

Attachment No. 2

Ultragenyx MS machine
4-184
4-185
4-186
4-193
4-194
4-192
4-181
4-180
4-191
4-190
4-195

BUCK INSTITUTE BUILDING FOUR-FIRST FLOOR
NOT TO SCALE